Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Clover Health Investments, Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.0001 par value per share
	–Reserved for future issuance under the Clover Health Investments, Corp. 2022 Inducement Award Plan	Rule 457(c) and Rule 457(h)	11,000,000(2)	$2.28(3)	$25,080,000	$92.70	$2,325
Total Offering Amounts					$25,080,000		$2,325
Total Fee Offsets							$0
Net Fee Due							$2,325

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Class A common stock of Clover Health Investments, Corp. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.
(2)	Represents 11,000,000 shares of the Registrant’s Class A common stock authorized for issuance under the Registrant’s 2022 Inducement Award Plan (the “IAP”).
(3)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $2.28 was computed by averaging the high and low prices of a share of the Registrant’s Class A common stock as reported on The Nasdaq Global Select Market on March 4, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources